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                                                                   EXHIBIT 23(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


              We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 1999, related to the consolidated financial statements and financial statements schedules which appears in American International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and its Current Report on Form 8-K dated June 3, 1999, as amended. We also consent to the reference to our firm in Item 5 of this Registration Statement on Form S-8.


                                            PricewaterhouseCoopers LLP

New York, New York
February 29, 2000